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                                                                    Exhibit 11.1

COMPUTATION RE: EARNINGS PER SHARE

                              WASTE HOLDINGS, INC.
                       COMPUTATION RE: EARNINGS PER SHARE

                                                    Year Ended December 31,
                                                    -----------------------

                                                   1999      2000       2001
                                                 -------    -------    -------

Basic Earnings Per Share:
  Net Income                                     $12,024    $ 7,659    $ 7,382
                                                 =======    =======    =======

  Weighted average number of common shares
  issued and outstanding                          13,707     13,615     13,286
                                                 =======    =======    =======

  Basic earnings per share                       $  0.88    $  0.56    $  0.56
                                                 =======    =======    =======
Diluted Earnings Per Share:
  Net Income                                     $12,024    $ 7,659    $ 7,382
                                                 =======    =======    =======

  Weighted average number of common shares
  issued and outstanding                          13,707     13,615     13,286

  Common stock equivalents -
  Options for common stock                           530        244        187
                                                 -------    -------    -------

  Weighted average common stock equivalents       14,237     13,859     13,473

  Less treasury shares assumed to be
  repurchased                                       (186)      (130)      (131)
                                                 -------    -------    -------

  Weighted average shares outstanding             14,051     13,729     13,342
                                                 =======    =======    =======

  Diluted earnings per share                     $  0.86    $  0.56    $  0.55
                                                 =======    =======    =======